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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

APOGEE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	04-3005815 (I.R.S. Employer Identification No.)
129 Morgan Drive, Norwood, Massachusetts 02062 (Address of Principal Executive Offices)(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:	N/A (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	The American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of Class)

        This Registration Statement on Form 8-A is being filed to reflect the change by the Registrant of the listing of its common stock from the NASDAQ SmallCap Market to the American Stock Exchange, and the consequent change in the subsection of Section 12 under which the common stock is registered from Section 12(g) to Section 12(b).

Item 1. Description of Registrant's Securities To Be Registered

        The Registrant incorporates herein by reference the description of its common stock, $.01 par value per share, appearing under the heading "Description of Securities" in its Registration Statement on Form 10-SB, including any amendments thereto (File No. 000-17053).

Item 2. Exhibits

        The following exhibits are incorporated by reference as indicated below:

Exhibit No.	Title
3.1	Certificate of Incorporation of Apogee Technology, Inc., incorporated herein by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form 10-SB, as amended (File No. 000-17053).
3.2
Certificate of Amendment to Certificate of Incorporation of Apogee Technology, Inc., incorporated herein by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form 10-SB, as amended (File No. 000-17053).
3.3
Certificate of Amendment to Certificate of Incorporation of Apogee Technology, Inc., incorporated herein by reference from Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 (File No. 000-30656).
3.4
Restated By-Laws of Apogee Technology, Inc., incorporated herein by reference from Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 (File No. 000-30656).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

APOGEE TECHNOLOGY, INC.
By:	/s/ HERBERT M. STEIN Herbert M. Stein Chairman of the Board, President and Chief Executive Officer

Dated: October 8, 2003

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SIGNATURE